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                                                                    EXHIBIT 11.1

                              ULTRAMAR CORPORATION

          STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS OF ULTRAMAR

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
                                            SIX MONTHS
                                          ENDED JUNE 30,                           YEAR ENDED DECEMBER 31,
                                     ------------------------  ---------------------------------------------------------------
                                        1996         1995         1995         1994         1993         1992         1991
                                     -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                                )               (IN THOUSANDS, EXCEPT PER SHARE DATA
                                                                                                             PRO FORMA
                                                                                                      ------------------------
PRIMARY
Average shares outstanding.........       44,497       38,560       39,895       38,502       38,205       38,235       38,235
Net effect of dilutive stock
  options-based on the treasury
  stock method using average market
  price............................          642          459          445          470          497
                                     -----------  -----------  -----------  -----------  -----------  -----------  -----------
Total..............................       45,139       39,019       40,340       38,972       38,702       38,235       38,235
                                     -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                     -----------  -----------  -----------  -----------  -----------  -----------  -----------
Income before cumulative effect of
  accounting change................  $    43,214  $     6,216  $    47,613  $    60,975  $    86,457  $    56,344  $    84,903
Cumulative effect, to December 31,
  1994,
  of accounting change.............                    22,024       22,024
                                     -----------  -----------  -----------  -----------  -----------  -----------  -----------
Net income.........................  $    43,214  $    28,240  $    69,637  $    60,975  $    86,457  $    56,344  $    84,903
                                     -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                     -----------  -----------  -----------  -----------  -----------  -----------  -----------
Income per share before cumulative
  effect of
  accounting change................  $       .96  $       .16  $      1.18  $      1.56  $      2.23  $      1.47  $      2.22
Cumulative effect of accounting
  change...........................                       .56          .55
                                     -----------  -----------  -----------  -----------  -----------  -----------  -----------
Net income per share...............  $       .96  $       .72  $      1.73  $      1.56  $      2.23  $      1.47  $      2.22
                                     -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                     -----------  -----------  -----------  -----------  -----------  -----------  -----------
FULLY DILUTED
Average shares outstanding.........       44,497       38,560       39,895       38,502       38,205       38,235       38,235
Net effect of dilutive stock
  options-based on the treasury
  stock method using the year-end
  market price, if higher than
  average market price.............          673          495          479          487          642
                                     -----------  -----------  -----------  -----------  -----------  -----------  -----------
Total..............................       45,170       39,055       40,374       38,989       38,847       38,235       38,235
                                     -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                     -----------  -----------  -----------  -----------  -----------  -----------  -----------
Income before cumulative effect of
  accounting change................  $    43,214  $     6,216  $    47,613  $    60,975  $    86,457  $    56,344  $    84,903
Cumulative effect, to December 31,
  1994,
  of accounting change.............                    22,024       22,024
                                     -----------  -----------  -----------  -----------  -----------  -----------  -----------
Net income.........................  $    43,214  $    28,240  $    69,637  $    60,975  $    86,457  $    56,344  $    84,903
                                     -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                     -----------  -----------  -----------  -----------  -----------  -----------  -----------
Income per share before cumulative
  effect of
  accounting change................  $       .96  $       .16  $      1.18  $      1.56  $      2.23  $      1.47  $      2.22
Cumulative effect of accounting
  change...........................                       .56          .55
                                     -----------  -----------  -----------  -----------  -----------  -----------  -----------
Net income per share...............  $       .96  $       .72  $      1.73  $      1.56  $      2.23  $      1.47  $      2.22
                                     -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                     -----------  -----------  -----------  -----------  -----------  -----------  -----------
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